Exhibit 99.1

NEWS RELEASE NEWS RELEASE NEWS RELEASE

Fortune Brands, Inc., 520 Lake Cook Road, Deerfield, IL 60015

Contact:
Media Relations:	Investor Relations:
Clarkson Hine	Tony Diaz
(847) 484-4415	(847) 484-4410

FORTUNE BRANDS UPDATES EARNINGS EXPECTATIONS

Deerfield, Illinois, June 30, 2008 – Fortune Brands, Inc. (NYSE: FO) today updated its earnings outlook for the second quarter and full year 2008. Weakening consumer sentiment in the U.S., the ongoing correction in the U.S. housing market, and a large and unexpected Australian tax increase on ready-to-drink spirits products have together created a more challenging environment for the company’s products.

As a result, the company now expects to generate diluted earnings per share before charges/gains for the second quarter that is down at a high-teens-to-mid-20s percentage rate compared to diluted EPS of $1.51 before charges/gains for continuing operations in the year-ago quarter. The company’s previously announced target for the second quarter had been for diluted EPS before charges/gains to be down at a high-single-digit-to-mid-teens percentage rate.

The company said it continues to expect that results in the second half of 2008 will be better than the first half, benefiting from factors including company-wide productivity initiatives and the annualization of increased brand-building investments. For the full year 2008, the company now expects to generate diluted EPS before charges/gains that is down at a high-single-digit-to-high-teens percentage rate compared to $5.06 in 2007. The company’s previous full-year target was for diluted EPS before charges/gains to be flat to down at a high-single-digit percentage rate versus 2007’s results.

Challenging Economic Environment

“The environment has become more challenging for our brands and the second quarter is shaping up to be more difficult than we had anticipated,” said Fortune Brands president and chief executive officer Bruce Carbonari. “April was a solid month that tracked with our expectations, followed by softer-than-anticipated results in May. We’ve seen continued softness in June and it’s now clear that we will not make up the May shortfall.

“With the rapid spike in gasoline prices and the decline in consumer confidence, we’re seeing American consumers pull back. At the same time, the correction in the U.S. housing market has intensified. Together, this means that home improvement purchases and homebuilding remain soft, that many golfers are deferring ‘big ticket’ purchases of golf clubs, and that trading up to premium spirits brands continues in the U.S. but at a more

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moderate pace,” Carbonari continued. “Meanwhile, higher costs for commodities such as petroleum-based materials, glass and steel are adding to the pressures facing manufacturers.”

Large Australia Tax Increase on Ready-to-Drink Spirits Products

“Lastly, in late April – with no advance notice or public debate – the Australian government increased the tax on ready-to-drink spirits products by 70%, resulting in an instant 25% increase in the price to consumers of our market-leading Jim Beam RTD products. Jim Beam is the number one spirit of any kind in Australia, and pre-mixed ready-to-drink products sold in cans and bottles are a large and profitable business for us. While the RTD tax increase has driven an increase in full-strength Jim Beam sales in Australia, this hasn’t fully offset the negative impact on our higher margin Jim Beam RTD products. We’re moving aggressively to reposition our RTD business to compete in this new environment in Australia,” said Carbonari.

“Despite these challenges, we are working hard across Fortune Brands to outperform our categories, drive returns and create shareholder value. We have a foundation of powerful consumer brands, we’re successfully gaining market share in key categories, and we continue to see significant growth in international markets. We’ve also undertaken aggressive supply-chain initiatives in our home products business that are reducing cost structures, aligning our manufacturing capacity with marketplace conditions, and enhancing our flexibility to drive growth when the home products market recovers,” Carbonari added.

Second Quarter Results Conference Call on July 25th

“We’re continuing to pursue our strategies focused on growth and returns, and we will further discuss our markets, our performance and our outlook on our second quarter conference call,” Carbonari concluded. Fortune Brands plans to report results for the second quarter and hold a conference call on the morning of Friday, July 25th.

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About Fortune Brands

Fortune Brands, Inc. is a leading consumer brands company with annual sales exceeding $8 billion. Its operating companies have premier brands and leading market positions in distilled spirits, home and hardware, and golf products. Beam Global Spirits & Wine, Inc. is the company’s premium spirits business. Major spirits brands include Jim Beam and Maker’s Mark bourbon, Sauza tequila, Canadian Club whisky, Courvoisier cognac, Teacher’s and Laphroaig Scotch, and DeKuyper cordials. Home and hardware brands include Moen faucets, Aristokraft, Omega, Diamond and Kitchen Craft cabinetry, Therma-Tru door systems, Simonton windows, Master Lock padlocks and Waterloo tool storage sold by units of Fortune Brands Home & Hardware LLC. Acushnet Company’s golf brands include Titleist, Cobra and FootJoy. Fortune Brands, headquartered in Deerfield, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index, the MSCI World Index and the Ocean Tomo 300™ Patent Index.

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Forward-Looking Statements

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: competitive market pressures (including pricing pressures); consolidation of trade customers; successful development of new products and processes; ability to secure and maintain rights to intellectual property; risks pertaining to strategic acquisitions and joint ventures, including the potential financial effects and performance of such acquisitions or joint ventures, and integration of acquisitions and the related confirmation or remediation of internal controls over financial reporting; changes related to the forthcoming privatization of V&S Group; ability to attract and retain qualified personnel; general economic conditions, including the U.S. housing market; weather; risks associated with doing business outside the United States, including currency exchange rate risks; interest rate fluctuations; commodity and energy price volatility; costs of certain employee and retiree benefits and returns on pension assets; dependence on performance of distributors and other marketing arrangements; the impact of excise tax increases on distilled spirits and wines; changes in golf equipment regulatory standards and other regulatory developments; potential liabilities, costs and uncertainties of litigation; impairment in the carrying value of goodwill or other acquired intangibles; historical consolidated financial statements that may not be indicative of future conditions and results due to the recent portfolio realignment; any possible downgrades of the company’s credit ratings; as well as other risks and uncertainties detailed from time to time in the company’s Securities and Exchange Commission filings.

Use of Non-GAAP Financial Information

This press release includes diluted earnings per share before charges/gains, a measure not derived in accordance with generally accepted accounting principles (“GAAP”). This measure should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliation of this measure to the most closely comparable GAAP measure, and reasons for the company’s use of this measure, are presented in the attached table.

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FORTUNE BRANDS, INC.

Reconciliation of Diluted EPS from Continuing Operations Before Charges/Gains Targets to GAAP Diluted EPS from Continuing Operations Targets

For the Three Months Ending June 30, 2008 and Twelve Months Ending December 31, 2008

(Unaudited)

The table below lists estimated ranges for Diluted EPS from Continuing Operations Before Charges/Gains and Diluted EPS from Continuing Operations on a GAAP basis for the three months ending June 30, 2008 and twelve months ending December 31, 2008. In addition, the Company may incur certain potential charges and gains that may impact Diluted EPS from Continuing Operations on a GAAP basis.

	Diluted EPS from Continuing Operations Before Charges/Gains	Diluted EPS from Continuing Operations (GAAP basis)

Fortune Brands

Three Months Ending June 30, 2008	down high-teens	down high-teens
	to-mid-20s percentage rate	to-mid-20s percentage rate

Twelve Months Ending December 31, 2008	down high-single-digit	down mid-single-digit
	to-high-teens percentage rate	to-high-teens percentage rate

Diluted EPS from Continuing Operations Before Charges/Gains is Net Income calculated on a per-share basis excluding restructuring, restructuring-related and one-time items.

Diluted EPS from Continuing Operations Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.